EXHIBIT 12.1
                   STATEMENT REGARDING COMPUTATION OF RATIOS
                           SPEEDWAY MOTORSPORTS, INC.

            ACTUAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES



                                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------
                                                        1994       1995       1996        1997       1998
                                                    ----------- ---------- ---------- ----------- ----------
ACTUAL RATIOS OF EARNINGS TO FIXED CHARGES
Income (loss) from continuing operations before
  income taxes ....................................    18,525     33,290     43,057      64,061     70,017
Less: (Income) loss in operations of equity method
  investee ........................................        --       (233)      (371)         97        (26)
                                                       ------     ------     ------      ------     ------
Adjusted income (loss) from continuing operations
  before income taxes .............................    18,525     33,057     42,686      64,158     69,991
Fixed charges, excluding capitalized amounts:
  Interest expense ................................     4,282        917        693       7,745     15,258
  Amortization of financing costs .................       101         24          0         398      1,578
                                                       ------     ------     ------      ------     ------
Earnings as defined ...............................    22,908     33,998     43,379      72,301     86,827
                                                       ------     ------     ------      ------     ------
Fixed charges
  Interest expense ................................     4,282        917        693       7,745     15,258
  Capitalized interest ............................        --         --      2,834       5,768      3,846
  Amortization of financing costs .................       101         24        239         748      1,758
                                                       ------     ------     ------      ------     ------
Fixed charges .....................................     4,383        941      3,766      14,261     20,862
                                                       ------     ------     ------      ------     ------
Ratio of earnings to fixed charges(1)..............       5.2       36.1       11.5         5.1        4.2
                                                       =======    =======    =======     =======    =======



                                                         THREE MONTHS
                                                        ENDED MARCH 31,
                                                    -----------------------
                                                        1998        1999
                                                    ----------- -----------
ACTUAL RATIOS OF EARNINGS TO FIXED CHARGES
Income (loss) from continuing operations before
  income taxes ....................................    (4,851)      3,473
Less: (Income) loss in operations of equity method
  investee ........................................        30          30
                                                       ------       -----
Adjusted income (loss) from continuing operations
  before income taxes .............................    (4,821)      3,503
Fixed charges, excluding capitalized amounts:
  Interest expense ................................     3,408       6,786
  Amortization of financing costs .................       251       2,514
                                                       ------       -----
Earnings as defined ...............................    (1,162)     12,803
                                                       ------      ------
Fixed charges
  Interest expense ................................     3,408       6,786
  Capitalized interest ............................       905         943
  Amortization of financing costs .................       251       2,514
                                                       ------      ------
Fixed charges .....................................     4,564      10,243
                                                       ------      ------
Ratio of earnings to fixed charges ................        --          1.2
                                                       ======      =======


                                                                       YEAR ENDED     THREE MONTHS
                                                                      DECEMBER 31,   ENDED MARCH 31,
                                                                          1998            1999
                                                                     -------------- ----------------
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
Pro forma adjusted income from continuing operations before
 income taxes ......................................................     67,634           5,076
Pro forma fixed charges, excluding capitalized amounts:
 Interest expense ..................................................     27,378           7,245
 Amortization of financing costs ...................................      1,750             482
Pro forma income as defined ........................................     96,762          12,803
                                                                         ------          ------
Pro forma fixed charges:
 Interest expense ..................................................     27,378           7,245
 Capitalized interest ..............................................      6,018           1,023
 Amoritzation of financing costs ...................................      1,930             482
                                                                         ------          ------
Pro forma fixed charges ............................................     35,326           8,750
                                                                         ------          ------
Pro forma ratio of earnings to fixed charges .......................        2.7             1.5
                                                                         =======         =======

----------

(1) Earnings were insufficient to cover fixed charges by $4.9 million for the three months ended March 31, 1998.